Exhibit 10.27

Authorized product sales cooperation agreement

Party A: Shenzhen Bestman Precision Instrument Co., Ltd.

Authorized representative:

Address: Floor 8, Yifang Building, No.315 Shuangming Avenue, Guangming Street, Guangming District, Shenzhen

Tel:

Party B: Guangxi Kunnuo Technology Co., Ltd.

Legal Representative:

Address: No.1712, Floor 17, Building A2, Jiangnan wanda plaza, Nanning, No.48-1 Tinghong Road, Jiangnan District, Nanning

Tel:

Business contacts; Sun Jingjing; Telephone;

Address: Room 3109, Building 3, Wuxiang Hangyang Xinhe Plaza, Liangqing District, Nanning

According to the Civil Code of People's Republic of China (PRC) and the laws and regulations that must be followed in the sales of related products, Party A and Party B, through negotiation, abide by the principles of voluntariness, equality, fairness and good faith, and on the basis of mutual benefit and mutual benefit, hereby enter into the following terms of the agreement with the purpose of win-win for both parties:

Article 1 Mode of cooperation

1. Party A authorizes Party B to act as the sales agent of the only hospital line in Guangxi within the validity period of this agreement, and to sell a full range of products for Party A. Party B has the right to sell hospital products within the authorized period of Party A.

2. The relationship between Party A and Party B is limited to the product agency relationship authorized by Party A, and they are independent parties to the agreement. As an agent, Party B shall meet the following requirements:

2.1 Party B is willing to accept Party A's audit, supervision and guidance;

2.2 Party B shall pay Party A an initial fee of RMB 150,000 as the brand usage fee during the agency period. After signing this agreement, Party B shall pay the above-mentioned initial fee of RMB 150,000 to Party A as a deposit, of which RMB 100,000 can be used to deduct the purchase price, and the remaining RMB 50,000 can be used to deduct the purchase price in the last quarter when the cooperation expires. Otherwise, if Party B unilaterally terminates the cooperation agreement, this deposit shall be subject to the provisions of the Deposit Penalty, and Party A has the right not to return it.

2.3 When Party B develops and sells agents in the authorized area, it shall comply with the above provisions except for the different initial fees. Party B's agency authority shall not be transferred without Party A's written seal. All sales agents in Guangxi developed by Party B shall sign a sales contract with Party B, but Party B shall submit a copy of the contract text to Party A for filing within three working days after the signing of the sales contract. If the agent recommended by Party B signs the purchase directly with Party A, the agent's purchase will be regarded as Party B's purchase, and it will be counted into Party B's performance in the assessment.

3. During the cooperation period, the purchase price of Party B comes from the price list of Party A's full range of products agreed by Party A and Party B, which is attached to this agreement. Party B shall not do anything that violates Party A's regulations and affects Party A's brand, otherwise Party A has the right to cancel Party B's agency authority and preferential purchase right.

4. As Party A's authorized regional sales agent in Guangxi, Party B's delivery amount in the first year shall not be less than 500,000 (after deducting the balance after return), and the delivery amount in the second and third years shall be negotiated separately, but the delivery amount shall not be less than 600,000 and the delivery amount shall increase by at least 10% every year. When the actual delivery amount of Party B reaches 600,000 in the first year, Party A will take 5% of the actual delivery amount of the year as the sales discount; if the actual delivery amount reaches more than 1 million, it will take 10% as the sales discount, which will be deducted in the second year. When the actual delivery amount in the whole year is less than 500,000 yuan, Party A has the right to unilaterally terminate the agency agreement or adjust the agency requirements at any time.

5. During the agency period, Party B shall host or participate in at least three local academic exchange meetings in which Party A's products are exposed at its own expense every year, which will be used as an indicator for the next year's agency assessment. Party B is obliged to recommend experts with medical qualifications to Party A's software platform to sign up and settle in during the agency period, otherwise Party A has the right to unilaterally cancel the agency agreement or adjust the agency requirements.

Article 2 Term of Agreement

1. The term of the cooperation intention agreement is three years. This agreement is valid from January 07, 2022 to January 06, 2025. Each year during the cooperation period, both parties can negotiate and sign the new cooperation agreement and the annual delivery amount.

2. After the cooperation agreement is signed and sealed by Party A and Party B, and Party B pays Party A the initial fee of RMB 150,000 in Article 1.2 within 7 days from the date of signing and sealing, the agreement will come into effect. Otherwise, the agreement will not take effect;

Article 3 Rights and obligations of both parties

1. Party A shall provide support to Party B in accordance with Article 6 of this agreement.

2. Party B shall promote and sell Party A's products in Guangxi (region) in strict accordance with the contents agreed in this agreement, and shall not engage in any act unrelated to the promotion and sale of Party A's products in the name of Party A, otherwise Party A has the right to refuse to approve. Therefore, if Party A's economic losses are caused, Party A has the right to cancel Party B's product agency qualification at any time and ask Party B to bear all economic losses and all rights protection expenses (including but not limited to attorney fees, legal fees, arbitration fees, preservation fees, guarantee fees, etc.) caused by Party A.

3. Party A has the right to supervise and manage Party B's behavior, and has the right to ask for modification of Party B's behavior that is detrimental to Party A. Party B shall make effective rectification within 3 days after receiving the rectification notice from Party A, and take timely measures to eliminate the negative impact if it causes external impact;

4. Party B shall maintain the image of Party A, and shall not do anything detrimental to Party A's reputation, reputation and image.

5. Party B shall not sell to areas outside the agreement for any reason, otherwise Party A has the right to terminate this agreement at any time.

6. Party B only has the right to promote the cooperation between Party B and a third party in Guangxi (region), and has no right to sign an agreement on behalf of Party A. If Party B signs an agreement on behalf of Party A without authorization, Party A has the right to reject it. If the agent recommended by Party B signs the purchase directly with Party A, the agent's purchase will be regarded as Party B's purchase, and it will be counted into Party B's performance in the assessment.

7. Before the agreement signed by both parties takes effect, the sales reported and authorized by Party A are not within the scope of the agreement, but the repurchase should be included in the agreement.

Article 4 Quality of goods

Party A guarantees that the quality of the goods supplied by Party A meets the national standards, industry standards or Party A's ex-factory qualification standards, and meets the standards defined in the instructions attached to the goods.

Article 5 Purchase and transportation

1. If Party B purchases goods, the written Purchase List issued by Party B shall prevail, and the purchase list shall include the product name, specification, model, quantity, delivery time, etc. The Sales Contract signed by both parties shall be subject to the terms of the agreement, and the goods will be delivered after payment.

2. The place of delivery is the place where Party B is located by default, and the specific place of delivery is subject to what both parties indicate in the Sales Contract.

3. In principle, when the goods are sent by Party A to Party B, the receiving place is the address designated by Party B, and Party A is responsible for transportation and bears the freight; If the goods are sent by Party B to Party A, Party B shall be responsible for the transportation and bear the freight. The transportation method shall be selected by the transportation party according to the actual situation, and the freight time shall be subject to the time indicated on the freight bill.

4. Party B shall inspect the quality of the products within three days after receiving the goods. If Party B fails to raise a written objection to Party A on the quality of the products within the time limit, it will be deemed that the products of this batch are qualified and flawless, and then Party B shall not ask Party A to replace or return the products on the grounds that the products of this batch have quality problems.

Article 6 Sales Support

1. Sales materials: Party A shall provide relevant sales materials of products, and cooperate with Party B to complete the sales of Party A's products with manufacturer's authorization materials.

2. All-round training system: Party A provides Party B's sales staff with free on-site training once a year and online training twice a year. Including but not limited to product knowledge training, product operation training, sales skills, etc.

3. Specific support projects shall be provided according to the internal documents of Party A, and the final interpretation right belongs to Party A.

Article 7 Sales promotion, publicity and advertising

1. Party B shall collect information, win customers and try its best to promote the promotion and sales of products.

2. If Party B needs to take the lead in hosting large-scale product promotion activities or product advertising activities, and Party A needs to share the expenses, Party B shall explain to Party A the specific executable and implemented plan in writing before the promotion, and after Party A studies and agrees, it will jointly determine the proportion of expenses.

3. Party A shall formulate the overall advertising plan and other regulations to implement the product advertising plan and publish advertisements. Party B shall publish promotional advertisements in the agency area according to Party A's requirements, carry out promotional activities and implement them after Party A's approval.

4. Party B shall implement Party A's requirements for advertising activities, and shall not publish advertisements in violation of regulations.

Article 8 Business Information Report

1. In order to improve the quality of products and services, Party B shall promptly record and inform Party A after receiving customers' opinions and complaints about products, and both parties shall make joint efforts to improve Party A's market popularity.

2. Party B shall try its best to provide Party A with information on the market and competition of commodities, and send work reports to Party A by mail every quarter. Party A shall provide Party B with necessary information including sales, price list, technical documents and advertising materials.

Article 9 Supervision and training

During the term of this agreement, Party A shall regularly or irregularly provide guidance, inspection and supervision to Party B's business activities without affecting Party B's normal business. Party B shall follow the advice and guidance of Party A or its appointed supervisor in the business process. Party A shall continuously provide Party B with the necessary marketing, service or technical guidance for business operation, and provide necessary assistance to Party B.. When Party B has after-sales service requirements, Party B shall notify Party A of the service requirements and contents in writing, and Party A shall give a reply within 24 hours after receiving the notice from Party B to confirm the service contents and time.

Article 10 Intellectual property rights

1. Party A permits Party B to use the trademarks, patents, copyrights, etc. of the goods provided by Party A, and the licensing method is ordinary licensing. The above-mentioned general license right enjoyed by Party B is only applicable to the business purpose of Party B selling Party A's products as an agent within the agency territory. If Party B finds any illegal acts that a third party infringes on Party A's intellectual property rights or harms Party A's interests, Party B shall truthfully report to Party A.. Party B shall not compete with Party A or help others to compete with Party A, nor shall Party B manufacture agency products or products similar to consignment, nor profit from any enterprise competing with Party A.

2. Party B promises not to use Party A's trademark, logo, design, slogan, etc. for any form of commercial activities except this cooperation without the written consent of Party A, otherwise it will be deemed as Party B's breach of contract. Party A has the right to ask Party B not only to bear Party A's rights protection expenses, but also to ask Party B to pay liquidated damages ranging from RMB 50,000 to RMB 150,000 according to the severity of breach of contract, and to pursue Party B's intellectual property infringement liability.

3. Party B shall not use the trademark of the goods authorized in this agreement to do anything that harms the economic interests of Party A.

4. Party B shall sell the authorized commodities in the name of the authorized dealer of a specific channel, and shall not use the name of Party A to sell Party B's commodities in channels not authorized by Party A.

5. Party B shall not manufacture, counterfeit or sell Party A's goods by itself or by entrusting or letting a third party.

Article 11 Confidentiality Clause

1. The trade secrets mentioned in this agreement, including but not limited to the price, quantity, payment method involved in this agreement, the information of the other party exchanged by both parties in business contacts, and the trade secrets, company plans, operation activities, financial information, technical information, business information and other trade secrets, user data, sales prices, reports, etc. of the cooperation projects involved are the trade secrets of both parties. Both parties promise to keep the above-mentioned trade secrets in the process of discussing, signing and executing this agreement, and shall not disclose the above-mentioned trade secrets to any third party in any way. If one party to the agreement reveals the above-mentioned trade secrets due to the behavior of the other party, it shall have the right to ask the other party to bear all economic losses and all legal responsibilities.

2. The confidentiality clause is an independent clause, which is valid for a long time regardless of whether this agreement is signed, changed, dissolved or terminated.

3. The subjects involved in this clause are Party A and Party B, including but not limited to their branches, subsidiaries, other companies involved in operation and management as shareholders, companies with the same or similar business with shareholders of both companies, and all employees who may be involved in this agreement.

Article 12 Force Majeure

If either party of this agreement fails to perform all or part of its obligations under this agreement due to the force majeure event, the performance of this obligation shall be suspended during the period when the force majeure event hinders its performance.

The party claiming to be affected by the force majeure event shall notify the other party of the occurrence of the force majeure event in writing within the shortest possible time, and provide the other party with appropriate evidence about the force majeure event and its duration, and written information that the agreement cannot be performed or needs to be postponed within seven working days after the occurrence of the force majeure event. The party claiming that the force majeure event makes its performance of this agreement objectively impossible or impractical, and has the responsibility to make all reasonable efforts to eliminate or mitigate the impact of such force majeure events.

In case of force majeure, both parties shall immediately decide how to implement this agreement through friendly negotiation. After the force majeure event or its influence is terminated or eliminated, both parties shall immediately resume their respective obligations under this agreement. If the force majeure and its influence can't be terminated or eliminated, resulting in the inability of either party to continue to perform the agreement, both parties can cancel the agreement or temporarily delay the performance of the agreement through negotiation, and the party suffering from the force majeure is not responsible for this. If force majeure occurs after the delay of performance, the parties concerned cannot be exempted from liability.

The "Force Majeure" referred to in this Agreement refers to any event which is beyond the reasonable control of the affected party, unforeseeable or even predictable, inevitable and insurmountable, and occurs after the signing date of this Agreement, making the performance of this Agreement in whole or in part objectively impossible or impractical. Such events include, but are not limited to, natural disasters such as floods, fires, droughts, typhoons, earthquakes, and social events such as wars (whether war has been declared or not), major epidemics, unrest, strikes, government actions or legal provisions, etc.

Article 13 Liability for breach of contract

1. Party A and Party B strictly perform the terms stipulated in the agreement. If one party breaches the contract, the breaching party shall bear the liability for breach of contract according to the contract;

2. If the product is delivered by Party A to Party B and Party B fails to raise any objection to the product quality within the acceptance period, Party B shall not apply for return or replacement; If the product quality problems caused by Party B due to Party B's reasons or the intervention of a third party, which are not caused by the product itself, and caused by Party B's failure to raise any objection within the time limit since the date of acceptance, Party A can repair and rework the products, and Party B shall bear the rework service fee, material fee, processing fee, labor wages and other expenses incurred by Party A;

3. If the payment is not made in advance and then delivered, the ownership of the goods stipulated in this agreement still belongs to Party A before Party B pays off the payment, and Party A has the right to take back the goods at any time. Meanwhile, before this, Party B shall properly keep the goods and ensure that they are intact. If there is any damage, Party B shall compensate Party A according to the price of the goods agreed in the agreement. If the amount is not enough to make up for the losses, it shall also compensate Party A for all losses.

4. If Party B engages in or refuses to perform the cooperation content without authorization during the cooperation period of this agreement, and refuses to perform or even withdraws from the cooperation after being urged by Party A, Party A has the right not to return the initial fee paid by Party B as a deposit; At the same time, Party B shall cooperate with Party A to return all cooperation materials such as cooperation project materials and trademark product authorization documents, and compensate all economic losses suffered by Party A;

5. If Party B violates this agreement and causes losses to Party A, all expenses (including but not limited to attorney fees, legal fees, arbitration fees, announcement fees, preservation fees, guarantee fees, appraisal fees and auction evaluation fees) incurred by Party A for safeguarding its own legitimate rights and interests shall be borne by Party B;

6. If Party B cancels or changes the order without authorization, it shall pay 20% of the order price as liquidated damages and compensate Party A for all losses such as stocking, labor and profit.

Article 14 Termination of the Agreement

1. If Party A commits any of the following acts, Party B has the right to unilaterally terminate the agreement by written notice, and the notice of termination will come into effect when it reaches Party A:

1.1 When this agreement is signed, it fails to comply with the mandatory provisions of laws and regulations on agent qualification, resulting in economic losses to Party B;

1.2 When this agreement is signed, it does not possess or loses the ownership or use right of relevant intellectual property rights within the validity period of this agreement, and fails to inform Party B in time, resulting in a third party claiming relevant rights to Party B;

1.3 Stop supplying products to Party B for no reason, and Party B still fails to make corrections within 30 days after urging;

2. If Party B commits any of the following acts, Party A has the right to unilaterally terminate the agreement by written notice, and the notice of termination will come into effect when it reaches Party B:

2.1 Complaints caused by management and service problems or being exposed and criticized by major media for more than 3 times seriously damage the goodwill of Party A's operating system;

2.2 Transfer part or all of the contents of this agreement to a third party without the prior written consent of Party A, or authorize the third party to engage in the contents of this agreement without authorization (Party B's development agent is not regarded as transferring this agreement in whole or in part);

2.3 Disclosing Party A's business secrets intentionally or negligently;

2.4 intentionally reporting false or misleading information to Party A for more than 3 times;

2.5 Party B fails to make corrections after overdue payment of any amount under this agreement for more than 30 days after being urged by Party A..

2.6 Party B shall separately distribute or represent the products of Party A's competitors.

Article 15 Alteration and termination of the agreement

1. In order to meet the needs of market competition, this agreement may be appropriately changed or terminated by both parties through consultation.

2. This agreement is terminated due to the following circumstances:

2.1 Within 30 days before the expiration of the agreement term, Party A and Party B indicate that they will not renew this agreement;

2.2 Party A and Party B terminate this agreement by written agreement;

2.3 The purpose of this agreement cannot be achieved due to the force majeure provisions in Article 12 of this agreement;

2.4 Before the expiration of the term of the agreement, one of the parties clearly indicated or indicated by his own behavior that he did not perform the main obligations of the agreement;

2.5 One of the parties delays to perform the main obligations of the agreement, but fails to perform it within a reasonable time after being urged;

2.6 The parties have other breach of contract or illegal acts, resulting in the failure to achieve the purpose of the agreement;

2.7 One party declares bankruptcy or dissolution;

2.8 The court, government and other administrative actions require the agent to terminate its business.

Article 16 Special agreement

Except for the termination of the Agreement due to the reason of Article 15, paragraph 1 of this Agreement, if the Agreement is terminated under any other circumstances, the payment made by Party B shall be regarded as Party B's liquidated damages, and Party A has the right not to return it.

Article 17 Dispute Resolution

Any dispute arising from the performance of this Agreement shall be settled through friendly negotiation by both parties. If negotiation fails, either party can bring a lawsuit to the people's court where Party A is located.

Article 18 Address of service

1. Both parties confirm that their respective addresses for receiving contract agreements or legal documents are as follows:

Contact person of Party A: Tel:

Mailing address:

Email address:

Contact person of Party B: Tel:

Mailing address:

Email address:

2. All notices that need to be sent during the performance of this agreement, as well as the document exchanges between both parties, must be in written form, and can be delivered by letter, fax, face to face, etc. The address and contact information of notification and delivery shall be subject to the information in the signing column of this agreement. If one party changes its mailing address or contact information, it shall notify the other party in writing within ten days from the date of the change, otherwise, the non-notified party shall bear the corresponding responsibilities arising therefrom.

Article 19 Other matters

1. This agreement shall come into force after being sealed by both parties or signed and sealed by their legal representatives, and Party B shall pay the full initial fee within 7 days from the date of signing and sealing. It is made in duplicate, one for each party, with the same legal effect. The scanned and faxed copies are as valid as the original;

2. Matters not covered in this agreement shall be implemented in accordance with relevant laws and regulations. If there are no provisions in laws and regulations, Party A and Party B may reach a written supplementary agreement. The annexes and supplementary agreements of this agreement are integral parts of this agreement and have the same legal effect as this agreement.

(There is no text below)

Party A (seal): Party B (seal):

Legal representative/authorized representative (signature): Legal representative/authorized representative (signature):

Signing time: year, month, day, year, month, day

Attached is the price list (all the above prices are quoted with value-added tax)